Exhibit 99.1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Announces

Second Quarter 2017 Operating Results

Three Month Results

•	Net revenue increased 2.5% to $397.1 million

•	Net income was $92.4 million, an increase of 12.8%

•	Adjusted EBITDA increased 3.1% to $181.9 million

Three Month Acquisition-Adjusted Results

•	Acquisition-adjusted net revenue increased 1.7%

•	Acquisition-adjusted EBITDA increased 2.4%

Baton Rouge, LA – August 8, 2017 - Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the second quarter ended June 30, 2017.

“Q2 came in largely as expected, and our team did a good job managing expenses,” said CEO Sean Reilly. “However, due to what we now see as a sluggish ad environment for the rest of the year, we are reducing our full year 2017 AFFO per share guidance accordingly.”

Second Quarter Highlights

•	Consolidated expense growth was held to 1.1%

•	Same unit digital revenue increased 2.3%

•	National revenue increased 4.5%

•	Local revenue increased 1.5%

Second Quarter Results

Lamar reported net revenues of $397.1 million for the second quarter of 2017 versus $387.5 million for the second quarter of 2016, a 2.5% increase. Operating income for the second quarter of 2017 increased $11.1 million to $128.2 million as compared to $117.1 million for the same period in 2016. Lamar recognized net income of $92.4 million for the second quarter of 2017 compared to net income of $81.9 million for same period in 2016. Net income per diluted share increased 11.9% to $0.94 from $0.84 for the three months ended June 30, 2017 and 2016, respectively.

Adjusted EBITDA for the second quarter of 2017 was $181.9 million versus $176.4 million for the second quarter of 2016, an increase of 3.1%.

Cash flow provided by operating activities was $160.3 million for the three months ended June 30, 2017, an increase of $0.8 million as compared to the same period in 2016. Free cash flow for the second quarter of 2017 was $119.2 million as compared to $112.1 million for the same period in 2016, a 6.3% increase.

For the second quarter of 2017, Funds From Operations, or FFO, was $140.9 million versus $130.2 million for the same period in 2016, an increase of 8.2%. Adjusted Funds From Operations, or AFFO, for the second quarter of 2017 was $136.5 million compared to $133.7 million for the same period in 2016, an increase of 2.1%. Diluted AFFO per share increased 1.5% to $1.39 for the three months ended June 30, 2017 as compared to $1.37 for the same period in 2016.

Acquisition-Adjusted Three Months Results

Acquisition-adjusted net revenue for the second quarter of 2017 increased 1.7% over Acquisition-adjusted net revenue for the second quarter of 2016. Acquisition-adjusted EBITDA for the second quarter of 2017 increased 2.4% as compared to Acquisition-adjusted EBITDA for the second quarter of 2016. Acquisition-adjusted net revenue and Acquisition-adjusted EBITDA include adjustments to the 2016 period for acquisitions and divestitures for the same time frame as actually owned in the 2017 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for Acquisition-adjusted measures.

Six Months Results

Lamar reported net revenues of $743.4 million for the six months ended June 30, 2017 versus $726.1 million for the same period in 2016, a 2.4% increase. Operating income for the six months ended June 30, 2017 was $203.6 million as compared to $203.9 million for the same period in 2016. Lamar recognized net income of $134.2 million for the six months ended June 30, 2017 as compared to net income of $133.2 million for the same period in 2016. Net income per diluted share remained unchanged at $1.36 for the six months ended June 30, 2017 and 2016. In addition, Adjusted EBITDA for the six months ended June 30, 2017 was $310.2 million versus $306.6 million for the same period in 2016, a 1.2% increase.

Liquidity

As of June 30, 2017, Lamar had $452.8 million in total liquidity that consisted of $409.9 million available for borrowing under its revolving senior credit facility and approximately $42.9 million in cash and cash equivalents.

Revised Guidance

Due to current market conditions, the Company is revising its 2017 full year guidance for Earnings per share and AFFO per share. Net income per diluted share is expected to be between $3.09 and $3.19. Previous Diluted earnings per share guidance had been $3.13 to $3.28 per share. In addition, Lamar expects Diluted AFFO per share for 2017 to be between $4.90 and $5.00. Previous AFFO per share guidance had been $5.05 to $5.20 per share. See “Supplemental Schedules Unaudited REIT Measures and Reconciliations to GAAP Measures”, for a reconciliation to GAAP.

Forward Looking Statements

This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally and the effect of the broader economy on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; and (12) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures

The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), Free Cash Flow, Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”), Diluted AFFO per share, Outdoor Operating Income and Acquisition-Adjusted Results. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•	We define Adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), gain (loss) on extinguishment of debt and investments, stock-based compensation, depreciation and amortization and gain or loss on disposition of assets and investments.

•	Free Cash Flow is defined as Adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.

•	We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before gains or losses from the sale or disposal of real estate assets and investments and real estate related depreciation and amortization and including adjustments to eliminate unconsolidated affiliates and non-controlling interest.

•	We define AFFO as FFO before (i) straight-line revenue and expense; (ii) stock-based compensation expense; (iii) non-cash portion of tax provision; (iv) non-real estate related depreciation and amortization; (v) amortization of deferred financing costs; (vi) loss on extinguishment of debt; (vii) non-recurring infrequent or unusual losses (gains); (viii) less maintenance capital expenditures; and (ix) an adjustment for unconsolidated affiliates and non-controlling interest.

•	Diluted AFFO per share is defined as AFFO divided by Weighted average diluted common shares outstanding.

•	Outdoor Operating Income is defined as Operating Income before corporate expenses, stock-based compensation, depreciation and amortization and gain (loss) on disposition of assets.

•	Acquisition-Adjusted Results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired assets or divested before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating Acquisition-Adjusted Results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “Acquisition-Adjusted Results”.

Adjusted EBITDA, FFO, AFFO, Outdoor Operating Income and Acquisition-Adjusted Results are not intended to replace other performance measures determined in accordance with GAAP. Free Cash Flow, FFO nor AFFO represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Rather, Adjusted EBITDA, Free Cash Flow, FFO, AFFO, Diluted AFFO per share, Outdoor Operating Income and Acquisition-Adjusted Results are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) Adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) Adjusted EBITDA, FFO, AFFO and Diluted AFFO per share each provides investors with a meaningful measure for evaluating our period-over-period operating performance by eliminating items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) Acquisition-Adjusted Results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) Free Cash Flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) Outdoor Operating Income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of Adjusted EBITDA, FFO, AFFO, Outdoor Operating Income and Acquisition-Adjusted Results may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of Adjusted EBITDA, FFO, AFFO, Outdoor Operating Income and Acquisition-Adjusted Results to the most directly comparable GAAP measures have been included herein.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Tuesday, August 8, 2017 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871

Pass Code:	Lamar

Replay:	1-334-323-0140 or 1-877-919-4059

Pass Code:	96124574
Available through Tuesday, August 15, 2017 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com
Available through Tuesday, August 15, 2017 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000 bkantrow@lamar.com

General Information

Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with more than 330,000 displays across the United States, Canada and Puerto Rico. Lamar offers advertisers a variety of billboard, interstate logo and transit advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 2,600 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net revenues	$397,078	$387,528	$743,440	$726,061

Operating expenses (income)
Direct advertising expenses	135,075	132,725	266,919	261,450
General and administrative expenses	63,723	63,287	133,572	127,717
Corporate expenses	16,363	15,124	32,700	30,311
Stock-based compensation	2,565	8,093	5,043	11,292
Depreciation and amortization	51,782	51,933	103,207	103,422
Gain on disposition of assets	(607)	(705)	(1,643)	(12,032)

	268,901	270,457	539,798	522,160

Operating income	128,177	117,071	203,642	203,901

Other (income) expense
Interest income	—	(3)	(4)	(4)
Loss on extinguishment of debt	71	56	71	3,198
Interest expense	31,979	31,299	63,462	61,367

	32,050	31,352	63,529	64,561

Income before income tax expense	96,127	85,719	140,113	139,340
Income tax expense	3,733	3,810	5,932	6,117

Net income	92,394	81,909	134,181	133,223
Preferred stock dividends	91	91	182	182

Net income applicable to common stock	$92,303	$81,818	$133,999	$133,041

Earnings per share:
Basic earnings per share	$0.94	$0.84	$1.37	$1.37

Diluted earnings per share	$0.94	$0.84	$1.36	$1.36

Weighted average common shares outstanding:
- basic	97,941,766	97,121,619	97,759,636	96,956,535
- diluted	98,442,860	97,731,467	98,276,283	97,523,379

OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$181,917	$176,392	$310,249	$306,583
Interest, net	(30,704)	(30,017)	(60,835)	(58,702)
Current tax expense	(3,348)	(3,269)	(5,902)	(5,758)
Preferred stock dividends	(91)	(91)	(182)	(182)
Total capital expenditures	(28,600)	(30,894)	(47,836)	(51,513)

Free Cash Flow	$119,174	$112,121	$195,494	$190,428

OTHER DATA (continued):
			June 30,	December 31,
			2017	2016
Selected Balance Sheet Data:
Cash and cash equivalents			$42,884	$35,530
Working capital			$124,769	$36,929
Total assets			$3,946,077	$3,898,884
Total debt, net of deferred financing costs (including current maturities)			$2,391,854	$2,349,183
Total stockholders’ equity			$1,071,105	$1,069,528

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Selected Cash Flow Data:
Cash flows provided by operating activities	$160,257	$159,488	$194,753	$211,025
Cash flows used in investing activities	$(37,941)	$(33,360)	$(73,360)	$(550,913)
Cash flows (used in) provided by financing activities	$(111,665)	$(112,888)	$(114,837)	$358,115

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Reconciliation of Free Cash Flow to Cash Flows Provided by Operating Activities:
Cash flows provided by operating activities	$160,257	$159,488	$194,753	$211,025
Changes in operating assets and liabilities	(10,424)	(14,551)	52,155	34,638
Total capital expenditures	(28,600)	(30,894)	(47,836)	(51,513)
Preferred stock dividends	(91)	(91)	(182)	(182)
Other	(1,968)	(1,831)	(3,396)	(3,540)

Free cash flow	$119,174	$112,121	$195,494	$190,428

Reconciliation of Net Income to Adjusted EBITDA:
Net Income	$92,394	$81,909	$134,181	$133,223
Interest income	—	(3)	(4)	(4)
Loss on extinguishment of debt	71	56	71	3,198
Interest expense	31,979	31,299	63,462	61,367
Income tax expense	3,733	3,810	5,932	6,117

Operating Income	128,177	117,071	203,642	203,901
Stock-based compensation	2,565	8,093	5,043	11,292
Depreciation and amortization	51,782	51,933	103,207	103,422
Gain on disposition of assets	(607)	(705)	(1,643)	(12,032)

Adjusted EBITDA	$181,917	$176,392	$310,249	$306,583

Capital expenditure detail by category:
Billboards - traditional	$7,260	$16,498	$13,539	$23,372
Billboards - digital	13,376	8,926	20,963	15,474
Logo	2,110	1,830	3,911	3,261
Transit	65	86	288	216
Land and buildings	3,132	1,655	4,514	5,548
Operating equipment	2,657	1,899	4,621	3,642

Total capital expenditures	$28,600	$30,894	$47,836	$51,513

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended June 30,
	2017	2016	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results (a):
Net revenue	$397,078	$387,528	2.5%
Acquisitions and divestitures	—	2,904

Acquisition-adjusted results-net revenue	$397,078	$390,432	1.7%
Reported direct advertising and G&A expenses	$198,798	$196,012	1.4%
Acquisitions and divestitures	—	1,600

Acquisition-adjusted results-direct advertising and G&A expenses	$198,798	$197,612	0.6%
Outdoor operating income	$198,280	$191,516	3.5%
Acquisitions and divestitures	—	1,304

Acquisition-adjusted results-outdoor operating income	$198,280	$192,820	2.8%
Reported corporate expenses	$16,363	$15,124	8.2%
Acquisitions and divestitures	—	—

Acquisition-adjusted results-corporate expenses	$16,363	$15,124	8.2%
Adjusted EBITDA	$181,917	$176,392	3.1%
Acquisitions and divestitures	—	1,304

Acquisition-adjusted EBITDA	$181,917	$177,696	2.4%

(a)	Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2016 for acquisitions and divestitures for the same time frame as actually owned in 2017.

	Three months ended June 30,
	2017	2016
Reconciliation of Net Income to Outdoor Operating Income:

Net Income	$92,394	$81,909
Interest income	—	(3)
Loss on extinguishment of debt	71	56
Interest expense	31,979	31,299
Income tax expense	3,733	3,810

Operating Income	128,177	117,071
Corporate expenses	16,363	15,124
Stock-based compensation	2,565	8,093
Depreciation and amortization	51,782	51,933
Gain on disposition of assets	(607)	(705)

Outdoor Operating Income	$198,280	$191,516

SUPPLEMENTAL SCHEDULES

UNAUDITED REIT MEASURES

AND RECONCILIATIONS TO GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Adjusted Funds From Operations:

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income	$92,394	$81,909	$134,181	$133,223
Depreciation and amortization related to real estate	48,865	48,300	97,386	96,067
Gain from disposition of real estate assets and investments	(568)	(207)	(1,407)	(11,474)
Adjustment for unconsolidated affiliates and non-controlling interest	213	170	390	266

Funds From Operations	$140,904	$130,172	$230,550	$218,082

Straight-line (income) expense	(58)	327	(95)	277
Stock-based compensation expense	2,565	8,093	5,043	11,292
Non-cash portion of tax provision	385	541	30	359
Non-real estate related depreciation and amortization	2,917	3,633	5,821	7,355
Amortization of deferred financing costs	1,275	1,279	2,623	2,661
Loss on extinguishment of debt	71	56	71	3,198
Capitalized expenditures—maintenance	(11,300)	(10,245)	(20,678)	(16,937)
Adjustment for unconsolidated affiliates and non-controlling interest	(213)	(170)	(390)	(266)

Adjusted Funds From Operations	$136,546	$133,686	$222,975	$226,021

Divided by weighted average diluted common shares outstanding	98,442,860	97,731,467	98,276,283	97,523,379

Diluted AFFO per share	$1.39	$1.37	$2.27	$2.32

SUPPLEMENTAL SCHEDULES

UNAUDITED REIT MEASURES

AND RECONCILIATIONS TO GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Projected Adjusted Funds From Operations

	Year ended December 31, 2017
	Low	High
Net income	$304,000	$314,000
Depreciation and amortization related to real estate	192,000	192,000
Gain from disposal of real estate assets and investments	(3,000)	(3,000)
Adjustment for unconsolidated affiliates and non-controlling interest	700	700

Funds From Operations	$493,700	$503,700

Straight-line income	(500)	(500)
Stock-based compensation expense	12,000	12,000
Non-cash portion of tax provision	(600)	(600)
Non-real estate related depreciation and amortization	14,000	14,000
Amortization of deferred financing costs	5,500	5,500
Loss on extinguishment of debt	100	100
Capitalized expenditures—maintenance	(41,000)	(41,000)
Adjustment for unconsolidated affiliates and non-controlling interest	(700)	(700)

Adjusted Funds From Operations	$482,500	$492,500

Weighted average diluted shares outstanding	98,500,000	98,500,000

Diluted earnings per share	$3.09	$3.19

Diluted AFFO per share	$4.90	$5.00

The guidance provided above is based on a number of assumptions that management believes to be reasonable and reflect our expectations as of August 2017. Actual results may differ materially from these estimates as a result of various factors, and we refer to the cautionary language regarding “forward looking” statements included in the press release when considering this information.